PRA Group Reports Third Quarter 2025 Results

Double-Digit Growth in Cash-Based Metrics with Disciplined Purchases Focused on Maximizing Value Creation

Non-Cash $413 Million Goodwill Impairment Charge Resulted in Q3 Net Loss of $408 Million

Excluding the Non-Cash Charge, the Company Delivered Adjusted Net Income of $21 Million

NORFOLK, Va., November 3, 2025 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2025 ("Q3 2025").

Q3 2025 Highlights (vs. Q3 2024)
•Total cash collections of $542.2 million, up 13.7%.
•Net loss attributable to PRA Group, Inc. of $407.7 million, or diluted earnings per share of ($10.43), which includes a $412.6 million non-recurring, non-cash goodwill impairment charge.
•Excluding the goodwill impairment charge, adjusted net income attributable to PRA Group, Inc.1 of $20.9 million, or diluted earnings per share of $0.53.
•Cash efficiency ratio2 of (15.4)%. Excluding the goodwill impairment charge, adjusted cash efficiency ratio2 of 60.6%.
•Adjusted EBITDA3 for the 12 months ended September 30, 2025 of $1.3 billion, up 15.1%.
•Total portfolio purchases of $255.5 million, down year-over-year, reflecting our focus on being selective and maximizing value. The Company remains on track to achieve its 2025 portfolio purchases target of $1.2 billion.
•Record estimated remaining collections (ERC)4 of $8.4 billion, up 15.2%.
"It has now been just over 100 days since I have stepped into the CEO role, and my focus has been on accelerating what is working well and tackling areas of our business that need to be improved," said Martin Sjolund, president and chief executive officer. "During this time, we achieved significant progress against our strategic priorities for the U.S. business that we shared last quarter, including driving cost efficiency, reorganizing our U.S. operations, creating a new talent hub, bringing our headquarters corporate and support staff back to the office, and developing our IT modernization roadmap. I am very pleased with how the team has responded and how fast we have been executing against these priorities."

"Q3 represented another step forward for PRA and our ability to create value for our stakeholders. Cash collections grew 14% year-over-year, reflecting recent purchases, the continued strong performance of our European business, and growing momentum in our U.S. operational initiatives. In particular, we have been ramping up our investments in the U.S. legal collections channel, which led to a 27% increase in U.S. legal cash collections for the quarter."

1.A reconciliation of net (loss)/income attributable to PRA Group, Inc. to adjusted net income attributable to PRA Group, Inc. can be found at the end of this press release.
2.Cash efficiency ratio is calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services. Adjusted cash efficiency ratio is calculated by dividing cash receipts less operating expenses, excluding the effect of goodwill impairment, by cash receipts. A calculation of adjusted cash efficiency can be found at the end of this press release.
3.A reconciliation of net (loss)/income attributable to PRA Group, Inc., the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release
4.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios..

"During the quarter, we recorded a non-recurring, non-cash impairment charge of goodwill related to our Debt Buying and Collection reporting unit. This unit’s goodwill was primarily attributed to a European acquisition we made in 2014. The Q3 impairment test was triggered by a sustained decline in our stock price. The impairment charge had no impact on our operations, portfolio valuations, or ERC, and I would like to point out that our European business outperformed our cash collections expectations by 11% year-to-date, and it continues to perform strongly. Overall, we are heading in the right direction and are focused on continuing to improve the financial performance of our business."

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2025			2024
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas and Australia Core	$310,108	$301,698	$288,160	$257,711	$266,977
Americas Insolvency	23,568	24,329	23,700	24,067	26,065
Europe Core	185,910	185,652	164,371	162,564	158,242
Europe Insolvency	22,658	24,609	21,205	23,724	25,826
Total cash collections	$542,244	$536,288	$497,436	$468,066	$477,110

Cash Collection Source -
Constant Currency-Adjusted	2025				2024
($ in thousands)	Q3				Q3
Americas and Australia Core	$310,108				$267,649
Americas Insolvency	23,568				26,040
Europe Core	185,910				166,803
Europe Insolvency	22,658				26,802
Total cash collections	$542,244				$487,294

•Total cash collections in Q3 2025 increased 13.7% to $542.2 million, compared to $477.1 million in the third quarter of 2024 ("Q3 2024"), driven by higher levels of recent portfolio purchases, strong performance in our European business, and an increase in cash generation from our investments in the U.S. legal collections channel.

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
($ in thousands)	2025	2024	2025	2024
Portfolio income	$258,549	$216,122	$750,441	$627,468
Recoveries collected in excess of forecast	$27,351	$34,158	$84,153	$124,256
Changes in expected future recoveries	24,007	26,456	28,419	61,352
Changes in expected recoveries	$51,358	$60,614	$112,572	$185,608
Total portfolio revenue	$309,907	$276,736	$863,013	$813,076

•Portfolio income in Q3 2025 increased 19.6% to $258.5 million, compared to $216.1 million in Q3 2024, due to strong recent purchases at improved returns.
•Recoveries collected in excess of forecast of $27.4 million included a $15.0 million one-time purchase price adjustment payment to a seller that modified the terms and conditions of an existing contract and increases ERC for the related portfolios acquired.

•Total portfolio revenue in Q3 2025 increased 12.0% to $309.9 million, compared to $276.7 million in Q3 2024.

Expenses
•Operating expenses in Q3 2025 increased to $626.7 million, compared to $191.5 million in Q3 2024. This included a $412.6 million non-recurring, non-cash goodwill impairment charge. Excluding the goodwill impairment charge, adjusted operating expenses were $214.1 million.
•Interest expense, net in Q3 2025 increased to $64.1 million, compared to $61.1 million in Q3 2024, primarily reflecting an increase in debt balances.

Portfolio Purchases

Portfolio Purchase Source	2025			2024
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas & Australia Core	$139,484	$177,097	$165,503	$194,063	$263,613
Americas Insolvency	14,835	22,186	12,953	9,460	10,162
Europe Core	95,239	142,465	108,390	220,875	71,507
Europe Insolvency	5,934	4,757	4,856	8,272	4,696
Total portfolio acquisitions	$255,492	$346,505	$291,702	$432,670	$349,978

•The Company purchased $255.5 million in portfolios of nonperforming loans in Q3 2025.
•At the end of Q3 2025, the Company had in place estimated forward flow commitments1 of $297.8 million over the next 12 months, comprised of $235.4 million in the Americas and Australia and $62.4 million in Europe.

Credit Availability
•Total availability under the Company's credit facilities as of September 30, 2025 was $1.2 billion, comprised of $888.9 million based on current ERC and subject to debt covenants, and $301.4 million of additional availability subject to borrowing base and debt covenants, including advance rates.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until November 3, 2026, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 30359# until November 10, 2025.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe, and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming loan portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place based on projections and other factors, including sellers' estimates of future forward flow sales, and are dependent on actual delivery by the sellers and, in some cases, the impact of foreign exchange rate fluctuations. Accordingly, amounts purchased under these agreements may vary significantly.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Portfolio income	$258,549	$216,122	$750,441	$627,468
Changes in expected recoveries	51,358	60,614	112,572	185,608
Total portfolio revenue	309,907	276,736	863,013	813,076
Other revenue	1,233	4,741	5,434	8,216
Total revenues	311,140	281,477	868,447	821,292
Operating expenses
Compensation and benefits	74,237	76,106	223,284	223,944
Legal collection costs	46,764	28,781	117,741	90,746
Legal collection fees	16,558	14,479	47,413	40,353
Agency fees	24,556	21,020	68,612	61,751
Professional and outside services	22,051	20,452	64,225	63,626
Communication	8,377	10,048	28,271	34,203
Rent and occupancy	3,654	4,175	10,638	12,455
Depreciation, amortization and impairment of long-lived assets	2,439	2,469	8,711	7,826
Goodwill impairment	412,611	—	412,611	—
Other operating expenses	15,440	13,969	42,800	40,792
Total operating expenses	626,687	191,499	1,024,306	575,696
(Loss)/income from operations	(315,547)	89,978	(155,859)	245,596
Other income/(expense)
Interest expense, net	(64,087)	(61,062)	(187,418)	(168,693)
Gain on sale of equity method investment	—	—	38,403	—
Foreign exchange gain, net	67	10	66	138
Other	(38)	(676)	(293)	(836)
(Loss)/income before income taxes	(379,605)	28,250	(305,101)	76,205
Income tax expense/(benefit)	24,361	(672)	44,088	10,416
Net (loss)/income	(403,966)	28,922	(349,189)	65,789
Net income attributable to noncontrolling interests	3,737	1,768	12,481	13,644
Net (loss)/income attributable to PRA Group, Inc.	$(407,703)	$27,154	$(361,670)	$52,145
Net (loss)/income per common share attributable to PRA Group, Inc.
Basic	$(10.43)	$0.69	$(9.20)	$1.33
Diluted	$(10.43)	$0.69	$(9.20)	$1.32
Weighted average number of shares outstanding
Basic	39,078	39,421	39,316	39,353
Diluted	39,078	39,492	39,316	39,495

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$107,454	$105,938
Investments	64,915	66,304
Finance receivables, net	4,572,167	4,140,742
Income taxes receivable	17,397	19,559
Deferred tax assets, net	93,872	75,134
Right-of-use assets	28,135	32,173
Property and equipment, net	25,119	29,498
Goodwill	26,871	396,357
Other assets	63,279	65,450
Total assets	$4,999,209	$4,931,155
LIABILITIES AND EQUITY
Liabilities
Accrued expenses and accounts payable	$115,518	$141,211
Income taxes payable	48,782	28,584
Deferred tax liabilities, net	17,663	16,813
Lease liabilities	31,175	36,437
Interest-bearing deposits	139,671	163,406
Borrowings	3,606,978	3,326,621
Other liabilities	55,450	24,476
Total liabilities	4,015,237	3,737,548
Equity
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,083 shares issued and outstanding as of September 30, 2025; 100,000 shares authorized, 39,510 shares issued and outstanding as of December 31, 2024	391	395
Additional paid-in capital	17,981	17,882
Retained earnings	1,198,479	1,560,149
Accumulated other comprehensive loss	(288,358)	(443,394)
Total stockholders' equity - PRA Group, Inc.	928,493	1,135,032
Noncontrolling interests	55,479	58,575
Total equity	983,972	1,193,607
Total liabilities and equity	$4,999,209	$4,931,155

Purchase Price Multiples as of September 30, 2025 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2014	$2,336,839	$6,698,114	$84,642	287%	228%
2015	443,114	920,784	28,969	208%	205%
2016	455,767	1,104,447	48,732	242%	201%
2017	532,851	1,234,254	76,722	232%	193%
2018	653,975	1,561,810	114,403	239%	202%
2019	581,476	1,336,705	104,678	230%	206%
2020	435,668	975,474	109,706	224%	213%
2021	435,846	734,910	191,471	169%	191%
2022	406,082	713,779	237,056	176%	179%
2023	622,583	1,217,624	620,578	196%	197%
2024	823,662	1,794,207	1,341,743	218%	211%
2025	483,333	1,033,958	961,063	214%	214%
Subtotal	8,211,196	19,326,066	3,919,763
Americas Insolvency
1996-2014	1,414,476	2,723,230	2	193%	155%
2015	63,170	88,214	3	140%	125%
2016	91,442	118,571	51	130%	123%
2017	275,257	359,423	362	131%	125%
2018	97,879	137,065	143	140%	127%
2019	123,077	167,787	447	136%	128%
2020	62,130	90,248	3,060	145%	136%
2021	55,187	74,696	10,147	135%	136%
2022	33,442	47,948	16,283	143%	139%
2023	91,282	119,910	62,374	131%	135%
2024	68,391	99,788	70,538	146%	149%
2025	50,001	80,059	77,368	160%	160%
Subtotal	2,425,734	4,106,939	240,778
Total Americas and Australia	10,636,930	23,433,005	4,160,541
Europe Core
1996-2014	814,553	2,705,950	384,326	332%	205%
2015	411,340	768,527	120,755	187%	160%
2016	333,090	590,863	144,627	177%	167%
2017	252,174	364,846	84,606	145%	144%
2018	341,775	563,250	159,355	165%	148%
2019	518,610	876,312	292,208	169%	152%
2020	324,119	602,714	229,314	186%	172%
2021	412,411	728,081	359,607	177%	170%
2022	359,447	593,532	399,825	165%	162%
2023	410,593	699,868	503,908	170%	169%
2024	451,786	817,307	752,460	181%	180%
2025	357,530	671,159	640,409	188%	188%
Subtotal	4,987,428	9,982,409	4,071,400
Europe Insolvency
2014	10,876	19,233	—	177%	129%
2015	18,973	29,622	—	156%	139%
2016	39,338	58,382	497	148%	130%
2017	39,235	52,653	335	134%	128%
2018	44,908	53,300	871	119%	123%
2019	77,218	114,458	5,579	148%	130%
2020	105,440	162,059	9,883	154%	129%
2021	53,230	79,535	14,261	149%	134%
2022	44,604	65,672	26,299	147%	137%
2023	46,558	66,278	39,858	142%	138%
2024	43,459	64,128	47,281	148%	147%
2025	15,888	24,112	23,147	152%	152%
Subtotal	539,727	789,432	168,011
Total Europe	5,527,155	10,771,841	4,239,411
Total PRA Group	$16,164,085	$34,204,846	$8,399,952
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented at the exchange rate at the end of the period in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the period-end exchange rate for the respective period of purchase.
(3)Non-U.S. amounts are presented at the period-end exchange rate for the respective period of purchase.
(4)Non-U.S. amounts are presented at the September 30, 2025 exchange rate.
(5)The original purchase price multiple represents the purchase price multiple at the end of the period of acquisition.

Portfolio Financial Information (1)
Amounts in thousands
	September 30, 2025 (year-to-date)				As of September 30, 2025
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Changes in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
Americas and Australia Core
1996-2014	$33,116	$15,076	$14,539	$29,615	$25,383
2015	10,292	6,159	(3,525)	2,634	12,630
2016	14,478	8,358	1,599	9,957	17,005
2017	21,888	11,477	5,393	16,870	31,608
2018	38,675	16,918	8,963	25,881	56,671
2019	37,963	16,735	4,280	21,015	53,085
2020	42,193	17,485	4,356	21,841	57,455
2021	49,989	26,763	(10,142)	16,621	93,816
2022	72,183	31,861	(9,887)	21,974	135,737
2023	182,901	89,871	(33,376)	56,495	332,260
2024	323,633	187,571	26,891	214,462	708,555
2025	72,655	56,814	8,544	65,358	475,270
Subtotal	899,966	485,088	17,635	502,723	1,999,475
Americas Insolvency
1996-2014	716	16	715	731	—
2015	83	5	72	77	2
2016	221	14	120	134	46
2017	827	78	381	459	318
2018	829	29	425	454	134
2019	2,269	78	713	791	425
2020	7,739	670	(1,131)	(461)	2,791
2021	9,227	1,250	314	1,564	9,401
2022	8,178	1,636	478	2,114	14,339
2023	21,637	6,212	498	6,710	52,274
2024	17,177	8,236	(1,177)	7,059	52,606
2025	2,694	2,971	1,335	4,306	50,889
Subtotal	71,597	21,195	2,743	23,938	183,225
Total Americas and Australia	971,563	506,283	20,378	526,661	2,182,700
Europe Core
1996-2014	73,218	43,776	19,058	62,834	86,025
2015	21,742	9,043	7,080	16,123	59,498
2016	20,097	8,757	4,139	12,896	81,902
2017	11,764	4,277	(1,251)	3,026	56,212
2018	26,250	9,330	1,789	11,119	102,423
2019	46,787	14,952	12,991	27,943	196,370
2020	34,169	13,046	10,509	23,555	138,912
2021	45,708	19,334	6,760	26,094	216,925
2022	51,788	20,379	3,229	23,608	251,939
2023	70,508	28,642	5,439	34,081	300,972
2024	103,453	44,540	5,065	49,605	420,530
2025	30,449	14,420	3,954	18,374	343,433
Subtotal	535,933	230,496	78,762	309,258	2,255,141
Europe Insolvency
2014	135	—	135	135	—
2015	119	—	119	119	—
2016	413	62	328	390	128
2017	787	34	501	535	210
2018	1,247	70	311	381	728
2019	5,073	498	433	931	4,745
2020	13,206	988	2,212	3,200	9,221
2021	11,394	1,269	4,102	5,371	12,901
2022	11,855	2,183	2,759	4,942	22,487
2023	11,830	3,225	1,314	4,539	32,904
2024	11,455	4,610	1,020	5,630	35,178
2025	958	723	198	921	15,824
Subtotal	68,472	13,662	13,432	27,094	134,326
Total Europe	604,405	244,158	92,194	336,352	2,389,467
Total PRA Group	$1,575,968	$750,441	$112,572	$863,013	$4,572,167
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the September 30, 2025 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of September 30, 2025 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Total
Americas and Australia Core
1996-2014	$2,336.8	$4,371.9	$727.8	$470.0	$311.2	$222.5	$155.0	$96.6	$68.8	$51.0	$40.2	$49.4	$33.1	$6,597.5
2015	443.1	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	14.1	17.3	10.3	894.8
2016	455.8	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	24.9	24.0	14.5	1012.3
2017	532.9	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	43.8	39.2	21.9	1146.2
2018	654.0	—	—	—	—	122.7	361.9	337.7	239.9	146.1	92.9	75.9	38.7	1415.8
2019	581.5	—	—	—	—	—	143.8	349.0	289.8	177.7	110.3	77.7	38.0	1186.3
2020	435.7	—	—	—	—	—	—	132.9	284.3	192.0	125.8	87.0	42.2	864.2
2021	435.8	—	—	—	—	—	—	—	85.0	177.3	136.8	98.4	50.0	547.5
2022	406.1	—	—	—	—	—	—	—	—	67.7	195.4	144.7	72.2	480.0
2023	622.5	—	—	—	—	—	—	—	—	—	108.5	285.9	182.9	577.3
2024	823.7	—	—	—	—	—	—	—	—	—	—	145.9	323.6	469.5
2025	483.3	—	—	—	—	—	—	—	—	—	—	—	72.6	72.6
Subtotal	8,211.2	4,371.9	844.8	837.1	860.9	945.1	1,141.4	1,271.8	1,206.9	946.0	892.7	1,045.4	900.0	15,264.0
Americas Insolvency
1996-2014	1,414.5	1,949.8	340.8	213.0	122.9	59.1	22.6	5.8	3.3	2.3	1.5	1.3	0.7	2,723.1
2015	63.2	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	0.2	0.1	88.3
2016	91.4	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.9	0.6	0.2	119.5
2017	275.3	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.5	0.8	359.1
2018	97.9	—	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.5	0.8	136.8
2019	123.1	—	—	—	—	—	13.4	31.4	39.1	37.8	28.7	14.6	2.3	167.3
2020	62.1	—	—	—	—	—	—	6.5	16.1	20.4	19.5	17.0	7.7	87.2
2021	55.2	—	—	—	—	—	—	—	4.6	17.9	17.5	15.3	9.2	64.5
2022	33.4	—	—	—	—	—	—	—	—	3.2	9.2	11.1	8.2	31.7
2023	91.2	—	—	—	—	—	—	—	—	—	9.0	25.1	21.6	55.7
2024	68.4	—	—	—	—	—	—	—	—	—	—	12.1	17.2	29.3
2025	50.0	—	—	—	—	—	—	—	—	—	—	—	2.8	2.8
Subtotal	2,425.7	1,949.8	344.2	249.8	222.5	207.9	180.9	155.3	147.4	129.4	104.2	102.3	71.6	3,865.3
Total Americas and Australia	10,636.9	6,321.7	1,189.0	1,086.9	1,083.4	1,153.0	1,322.3	1,427.1	1,354.3	1,075.4	996.9	1,147.7	971.6	19,129.3
Europe Core
1996-2014	814.5	195.1	297.5	249.9	224.1	209.6	175.3	151.7	151.0	123.6	108.6	101.7	73.2	2,061.3
2015	411.3	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	33.8	30.4	21.7	611.6
2016	333.1	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	27.4	20.1	459.0
2017	252.2	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	17.9	11.8	264.0
2018	341.8	—	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	37.1	26.2	409.0
2019	518.6	—	—	—	—	—	48.0	125.7	121.4	89.8	75.1	68.2	46.8	575.0
2020	324.1	—	—	—	—	—	—	32.3	91.7	69.0	56.1	50.1	34.2	333.4
2021	412.4	—	—	—	—	—	—	—	48.5	89.9	73.0	66.6	45.7	323.7
2022	359.4	—	—	—	—	—	—	—	—	33.9	83.8	74.7	51.8	244.2
2023	410.6	—	—	—	—	—	—	—	—	—	50.2	103.1	70.5	223.8
2024	451.9	—	—	—	—	—	—	—	—	—	—	46.3	103.5	149.8
2025	357.5	—	—	—	—	—	—	—	—	—	—	—	30.4	30.4
Subtotal	4,987.4	195.1	343.3	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	623.5	535.9	5,685.2
Europe Insolvency
2014	10.9	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	0.2	0.1	17.3
2015	19.0	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.4	0.2	0.1	26.9
2016	39.3	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.8	0.4	61.6
2017	39.2	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.5	0.8	50.1
2018	44.9	—	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	3.5	1.2	52.7
2019	77.2	—	—	—	—	—	5.0	21.1	23.9	21.0	17.5	12.9	5.1	106.5
2020	105.4	—	—	—	—	—	—	6.0	34.6	34.1	29.7	25.5	13.2	143.1
2021	53.2	—	—	—	—	—	—	—	5.5	14.4	14.7	15.4	11.4	61.4
2022	44.6	—	—	—	—	—	—	—	—	4.5	12.4	15.2	11.9	44.0
2023	46.7	—	—	—	—	—	—	—	—	—	4.2	12.7	11.8	28.7
2024	43.4	—	—	—	—	—	—	—	—	—	—	9.5	11.5	21.0
2025	15.9	—	—	—	—	—	—	—	—	—	—	—	1.0	1.0
Subtotal	539.7	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	97.4	68.5	614.3
Total Europe	5,527.1	195.1	350.6	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	720.9	604.4	6,299.5
Total PRA Group	$16,164.0	$6,516.8	$1,539.6	$1,492.0	$1,512.6	$1,625.2	$1,841.2	$2,005.6	$2,061.9	$1,728.9	$1,660.4	$1,868.6	$1,576.0	$25,428.8
(1)Non-U.S. amounts are presented at the average exchange rates during the cash collections period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the period in which the portfolio was purchased. Purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective period of purchase.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net (loss)/income attributable to PRA Group, Inc. plus income tax expense; plus foreign exchange loss; plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus goodwill impairment; plus net income attributable to noncontrolling interests; less gain on sale of equity method investment; and plus recoveries collected and applied to Finance receivables, net less Changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company's operational and financial performance as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the operations of the Company's business, and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net (loss)/income attributable to PRA Group, Inc. determined in accordance with GAAP. Set forth below is a reconciliation of net (loss)/income attributable to PRA Group, Inc., the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended September 30, 2025 and for the year ended December 31, 2024. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

	LTM	Year Ended
Adjusted EBITDA Reconciliation ($ in thousands)	September 30, 2025	December 31, 2024
Net (loss)/income attributable to PRA Group, Inc.	$(343,214)	$70,601
Adjustments:
Income tax expense	54,704	21,032
Foreign exchange loss	81	9
Interest expense, net	247,992	229,267
Other expense	308	851
Depreciation and amortization	10,273	10,792
Impairment of real estate	1,404	—
Goodwill impairment	412,611	—
Net income attributable to noncontrolling interests	16,809	17,972
Gain on sale of equity method investment	(38,403)	—
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	902,925	787,028
Adjusted EBITDA	$1,265,490	$1,137,552
The Company uses an adjusted cash efficiency ratio, which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating expenses, excluding goodwill impairment ("Adjusted operating expenses"), relative to cash collections plus fees and revenue recognized from our class action claims recovery services. Management believes the adjusted cash efficiency ratio is a useful financial measure for investors in evaluating the Company's management of operating expenses. The adjusted cash efficiency ratio is calculated by dividing cash receipts less Adjusted operating expenses by cash receipts. The following table provides a reconciliation of Total operating expenses to Adjusted operating expenses and presents the Company's Adjusted cash efficiency ratios for the periods indicated (in thousands, except for ratio data):

	Adjusted Operating Expenses Reconciliation and Adjusted Cash Efficiency Ratio
	Third Quarter		Year-to-Date
	2025	2024	2025	2024
Cash collections	$542,244	$477,110	$1,575,968	$1,400,510
Fee income	622	3,138	3,745	4,036
Cash receipts	542,866	480,248	1,579,713	1,404,546

Total operating expenses	626,687	191,499	1,024,306	575,696
Less: Goodwill impairment	412,611	—	412,611	—
Adjusted operating expenses	214,076	191,499	611,695	575,696

Cash receipts less Adjusted operating expenses	328,790	288,749	968,018	828,850

Adjusted cash efficiency ratio	60.6%	60.1%	61.3%	59.0%

In addition, the Company uses return on average tangible equity ("ROATE"), which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term stockholder return. Average tangible equity is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing annualized Net (loss)/income attributable to PRA Group, Inc. by average tangible equity.
ROATE may include certain items that are not indicative of the ongoing operating results of the Company's business. Accordingly, the Company also uses Adjusted ROATE to monitor and evaluate operating performance relative to the Company's equity. Management believes that Adjusted ROATE is a useful financial measure for investors because it excludes the impact of certain transactions that are either unusual or infrequent in nature, or both ("Adjusted net income attributable to PRA Group, Inc."). Adjusted ROATE is calculated by dividing Adjusted net income attributable to PRA Group, Inc. by average tangible equity.
The following table provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to average tangible equity and a reconciliation of Net (loss)/income attributable to PRA Group, Inc. to Adjusted net income attributable to PRA Group, Inc., and provides the Company's ROATE and Adjusted ROATE for the periods indicated (in thousands, except for ratio data):

			Average Tangible Equity Reconciliation (1)
	Balance as of Period End		Third Quarter		Year-to-Date
	September 30, 2025	September 30, 2024	2025	2024	2025	2024
Total stockholders' equity - PRA Group, Inc. (2)	$928,493	$1,218,882	$1,132,709	$1,182,173	$1,154,889	$1,165,196
Less: Goodwill	26,871	423,011	233,160	419,329	320,848	420,517
Less: Other intangible assets	1,470	1,620	1,506	1,609	1,488	1,656
Average tangible equity			$898,043	$761,235	$832,553	$743,023

			ROATE (3)
			Third Quarter		Year-to-Date
			2025	2024	2025	2024
Net (loss)/income attributable to PRA Group, Inc.			$(407,703)	$27,154	$(361,670)	$52,145
Return on average tangible equity			(181.6)%	14.3%	(57.9)%	9.4%

			Adjusted Net Income Attributable to PRA Group, Inc. Reconciliation and Adjusted ROATE (4)
			Third Quarter		Year-to-Date
			2025	2024	2025	2024
Net (loss)/income attributable to PRA Group, Inc.			$(407,703)	$27,154	$(361,670)	$52,145
Less: Gain on sale of equity method investment, net of tax			—	—	(29,686)	—
Plus: Goodwill impairment, net of tax			428,580	—	428,580	—
Adjusted net income attributable to PRA Group, Inc.			20,877	27,154	37,224	52,145
Adjusted ROATE			9.3%	14.3%	6.0%	9.4%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

Media Contact:
Allison Herman
Manager, Public Relations and Strategic Communication
(757) 381-5205
mediainquiries@pragroup.com

1.Amounts represent the average balances for the respective periods.
2.Amounts not adjusted for Gain on sale of equity method investment due to the de minimus effect.
3.Based on annualized Net (loss)/income attributable to PRA Group, Inc.
4.Based on annualized Adjusted net income attributable to PRA Group, Inc.